Edwards Lifesciences Corporation One Edwards Way, Irvine, CA USA 92614 Phone: 949.250.2500 Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact: Sarah Huoh, 949-250-5070
Investor Contact: David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES COMPLETES ACQUISITION OF VALTECH CARDIO

IRVINE, Calif., Jan. 23, 2017 - Edwards Lifesciences Corporation (NYSE: EW), the global leader in patient-focused innovations for structural heart disease and critical care monitoring, today announced that it has closed its acquisition of Valtech Cardio Ltd., a privately held company based in Israel and developer of the Cardioband System for transcatheter repair of the mitral and tricuspid valves. Edwards announced in November that it had signed an agreement to acquire Valtech.
Under the terms of the merger agreement, Edwards paid $340 million in stock and cash for Valtech at closing, subject to typical adjustments. In addition, there is the potential for up to $350 million in pre-specified milestone-driven payments over the next 10 years. Edwards’ financial guidance provided at its Investor Conference in December incorporated the expected financial impact of the transaction in 2017.
“We look forward to the Valtech team joining Edwards. We believe their knowledge, experience and the Cardioband technology are valuable additions to Edwards,” said Michael A. Mussallem, Edwards’ chairman and CEO. “This therapy has the potential to be a breakthrough structural heart therapy to help many patients in desperate need, and we look forward to gaining valuable insights from its commercial use in Europe.”
The Cardioband System is not approved for sale in the United States. The mitral application of the Cardioband System has received CE Mark in Europe.
About Edwards Lifesciences

Edwards Lifesciences, based in Irvine, Calif., is the global leader in patient-focused medical innovations for structural heart disease, as well as critical care and surgical monitoring. Driven by a passion to help patients, the company collaborates with the world’s leading clinicians and researchers to address unmet healthcare needs, working to improve patient outcomes and enhance lives. For more information, visit www.edwards.com and follow us on Twitter @EdwardsLifesci.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, Mr. Mussallem’s statements and statements regarding expected product benefits, milestone payments, and the impact of the transaction on Edwards’ financial results. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from those expressed or implied by the forward-looking statements based on a number of factors including but not limited to unexpected impediments or delays in commercialization, unexpected outcomes after more expanded clinical experience with the devices, unexpected changes or delays related to product supply, potentials for unexpected regulatory or quality developments, competitive dynamics, global economic conditions, and customer acceptance, and uncertainties regarding clinical trials and new product approvals. These and other factors are detailed in the company's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2015. Our filings, along with important product safety information about our products, are available at www.Edwards.com.

Edwards, Edwards Lifesciences and the stylized E logo are trademarks of Edwards Lifesciences Corporation. All other trademarks are the property of their respective owners.

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